                    Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES FOURTH QUARTER AND FULL YEAR 2008
EARNINGS CONFERENCE CALL

DENVER, February 3, 2009 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release earnings for the fourth quarter and full year of 2008 after the close of trading on the NYSE on February 23, 2009.  The teleconference to discuss these results is scheduled for February 24, 2009 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 888-811-1227.  An audio replay of the call will be available approximately two hours after the call at 800-642-1687, conference number 84161206.  International participants can dial 706-679-9922 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 84161206.  Replays can be accessed through March 20, 2009.

This call is being webcast live and can be accessed at St. Mary’s web site at www.stmaryland.com.  An audio recording of the conference call will be available at that site through March 20, 2009.